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                                                                     EXHIBIT 5.1

                         SMITH, GAMBRELL & RUSSELL, LLP
                                ATTORNEYS AT LAW
   Telephone                SUITE 3100, PROMENADE II                 WEBSITE
(404) 815-3500             1230 PEACHTREE STREET, N.E.           WWW.SGRATL.COM
   Facsimile              ATLANTA, GEORGIA 30309-3592
(404) 815-3509
                                    --------

                                ESTABLISHED 1893

                               September 30, 1998


Franklin Financial Corporation
230 Public Square
Franklin, Tennessee 37064

                  RE:       Franklin Financial Corporation
                            Registration Statement on Form S-8
                            8,800,000 Shares of no par value
                            Common Stock
                            1990 Stock Option Plan

Ladies and Gentlemen:

           We have acted as counsel for Franklin Financial Corporation (the "Company") in connection with the registration of 8,800,000 shares of its no par value Common Stock (the "Shares") reserved to the Company's 1990 Stock Option Plan, as amended (the "Plan"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, covering the Shares.

           In connection therewith, we have examined the following:

           (1) The Charter of the Company, certified by the Secretary of State of the State of Tennessee;

           (2) The Bylaws of the Company, certified as complete and correct by the Secretary of the Company;

           (3) The minute book of the Company, certified as correct and complete by the Secretary of the Company; and

           (4) The Registration Statement, including all exhibits thereto.



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Franklin Financial Corporation
September 30, 1998
Page Two



           Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that the Shares covered by the Registration Statement have been legally authorized and when issued in accordance with the terms described in said Registration Statement, will be validly issued, fully paid and nonassessable.

           We consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement on Form S-8 and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                               Sincerely,

                                               SMITH, GAMBRELL & RUSSELL, LLP


                                               /s/  Robert T. Molinet

                                               Robert T. Molinet